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                                  EXHIBIT 4.10


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                         AIRTOUCH COMMUNICATIONS, INC.

                        STANDARD DEBT SECURITIES WARRANT
                              AGREEMENT PROVISIONS



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                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----
ARTICLE 1   Issuance, Execution and Delivery of Warrant Certificates.....................     1

    SECTION 1.1      Issuance of Warrant Certificates....................................     1
    SECTION 1.2      Execution and delivery of Warrant Certificates......................     1
    SECTION 1.3      Countersignature of Warrant Certificates............................     2

ARTICLE 2   Warrant Price, Duration and Exercise of Warrant Certificates.................     2

    SECTION 2.1      Warrant price.......................................................     2
    SECTION 2.2      Duration of Warrant Certificates....................................     2
    SECTION 2.3      Exercise of Warrant Certificates....................................     3

ARTICLE 3   Other Provisions Relating to Rights of Holders of Warrant Certificates.......     4

    SECTION 3.1      No rights as securityholders conferred by Warrant Certificates......     4
    SECTION 3.2      Lost, stolen, mutilated or destroyed Warrant Certificates...........     4
    SECTION 3.3      Holder of Warrant Certificate may enforce rights....................     5
    SECTION 3.4      Call of Warrants by the Company.....................................     5
    SECTION 3.5      Optional reduction of Warrant price.................................     5

ARTICLE 4   Exchange and Transfer of Warrant Certificates................................     6

    SECTION 4.1      Exchange and transfer...............................................     6
    SECTION 4.2      Treatment of holders of Warrant Certificates........................     6
    SECTION 4.3      Cancellation of Warrant Certificates................................     6

ARTICLE 5   Concerning the Warrant Agent.................................................     7

    SECTION 5.1      Warrant Agent.......................................................     7
    SECTION 5.2      Conditions of Warrant Agent's obligations...........................     7
    SECTION 5.3      Resignation and appointment of successor Warrant Agent..............     9

ARTICLE 6   Miscellaneous................................................................    10

    SECTION 6.1      Amendment...........................................................    10
    SECTION 6.2      Notices and demands to the Company and Warrant Agent................    11
    SECTION 6.3      Addresses...........................................................    11
    SECTION 6.4      Delivery of prospectus..............................................    11
    SECTION 6.5      Obtaining of governmental approvals.................................    11
    SECTION 6.6      Persons having rights under Warrant Agreement.......................    11
    SECTION 6.7      Headings............................................................    12
    SECTION 6.8      Counterparts........................................................    12
    SECTION 6.9      Inspection of agreement.............................................    12
    SECTION 6.10     Governing law.......................................................    12

         From time to time, AirTouch Communications, Inc., a Delaware corporation (the "Company"), may enter into one or more warrant agreements that provide for the issuance and sale of warrants ("Warrants") to purchase debt securities of the Company ("Debt Securities"). The standard provisions set forth herein may be included or incorporated by reference in any such warrant agreement (a "Warrant Agreement"). The Warrant Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to as the "Warrant Agent." Unless otherwise defined in this Agreement or in the Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.

                                   ARTICLE 1
            Issuance, Execution and Delivery of Warrant Certificates

         1.1 Issuance of Warrant Certificates. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Debt Security in the principal amount set forth in the Warrant Agreement. The number of Warrants which may be issued and delivered under this Agreement is unlimited.

         There shall be established in or pursuant to a resolution of the Board of Directors of the Company or any duly authorized committee thereof or established in one or more warrant agreements supplemental hereto, prior to the issuance of any Warrants: the designation of the Debt Securities for which the Debt Securities Warrant are exercisable; if the Warrants are issued together as a unit with any other securities of the Company and, if so, the date after which the Warrants shall be freely tradable separately from such other securities (the "Distribution Date") and if the Company may at its option or under circumstances described therein provide for an earlier Distribution Date; the exercise periods and the Expiration Date pursuant to Section 2.2; the Warrant Price and purchase price of the warrants and any form of consideration other than lawful money of the United States of America by which the Warrant Price and purchase price of the warrants may be paid pursuant to Section 2.1; the Call Price, Call Date and Call Terms pursuant to Section 3.4 and the limitations, if any, upon the Reduced Warrant Price and the Reduced Warrant Price Period pursuant to
Section 3.5 the covenants of the Company, if any.

         1.2 Execution and delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in such form or forms as shall be established by the Company from time to time pursuant to one or more resolutions of the Board of Directors of the Company or in one or more warrant agreements supplemental hereto, and in each case shall be dated as of the date of issuance thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the Warrant Certificate may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with (i) any law or with any rule or regulation made pursuant thereto or (ii) any rule or regulation of any stock exchange on which the Warrant Certificates may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

         If any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered to the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not an officer.

         1.3 Registration and Countersignature. The Warrant Agent shall, upon receipt of Warrant Certificates, duly executed on behalf of the Company, countersign the Warrant Certificates evidencing Warrants to purchase the principal amount of the Debt Securities set forth in the Warrant Agreement and shall deliver such Warrant Certificates to the appropriate person or entity upon the order of the Company. After the original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for, or in connection with the registration of transfer of, one or more previously countersigned Warrant Certificates, as hereinafter provided. The Warrant Certificates shall not be valid for any purpose unless so countersigned.

         The Warrant Agent's countersignature on all Warrants shall be in substantially the following form:

                            [NAME OF WARRANT AGENT],
                                as Warrant Agent


                           By
                              ----------------------
                              Authorized Signatory


                                   ARTICLE 2
                          Warrant Price, Duration and
                        Exercise of Warrant Certificates

         2.1 Warrant Price; Exercise Price. The purchase price of each Warrant and any other form of consideration other than lawful money of the United States of America by which the purchase price may be paid shall be as set forth in the Warrant Agreement. The exercise price (including moneys and such other consideration) of the Debt Securities upon exercise of the Warrants is referred to in this Agreement as the "Exercise Price" and is payable in full at the time of exercise as set forth in the Warrant Agreement.

         2.2 Duration of Warrant Certificates. Warrant Certificates may be exercised in whole at any time, and in part from time to time, during the period set forth in the Warrant Agreement (the

"Expiration Date"). Each Warrant Certificate not exercised on or before the close of business on the Expiration Date shall become void, and all rights of the holder thereunder and under this Agreement shall cease.

         2.3     Exercise of Warrant Certificates.

         (a) Prior to the Expiration Date, a Warrant Certificate, if countersigned by the Warrant Agent, may be exercised in whole or in part by providing certain information set forth on the reverse side of the Warrant Certificate and, unless otherwise provided pursuant to Section 2.1, by paying in full (in cash or by certified or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds), in United States dollars, the Warrant Price for the Debt Securities as to which the Warrant Certificate is exercised, to the Warrant Agent at its corporate trust office at the address set forth in the Warrant Agreement. The payment must specify the name of the holder and the number of Warrants exercised by such holder. Warrants will be deemed to have been exercised upon receipt by the Warrant Agent of the Warrant Price and the Warrant Certificate properly completed and duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. If the Warrant Agent receives moneys in payment of the purchase price for Warrants, the Warrant Agent shall deposit all funds received by it in the account of the Company maintained with it for such purpose. If the Warrant Agent receives consideration other than moneys for Warrants, the Warrant Agent shall deliver such consideration directly to the Company. In either case, the Warrant Agent shall advise the Company by telex or telecopy at the end of each day as to the Warrant Certificates that have been exercised and the amount of moneys deposited to its account or the type and amount of other consideration to be delivered to it.

         (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Debt Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or the Trustee shall reasonably require.

         (c) A Warrant Certificate may be exercised in part to purchase Debt Securities only in the denominations authorized pursuant to the indenture under which the Debt Securities are issued (the "Indenture").

         (d) As soon as practicable after receipt of payment of the Warrant Price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent, the Company shall issue, pursuant to the Indenture, to or upon the order of the holder of such Warrant Certificate, the Debt Securities in authorized denominations to which such holder is entitled, in fully registered form in such name or names as may be directed by such holder, and if such Warrant Certificate was not exercised in full, upon request of the holder a new Warrant Certificate evidencing the number of Warrants remaining unexercised shall be issued if sufficient time remains prior to the Expiration Date.

         (e) The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Debt Securities upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Debt Securities in a name other

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

than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE 3
     Other Provisions Relating to Rights of Holders of Warrant Certificates

         3.1 No rights as securityholders conferred by Warrant Certificates. No Warrant Certificate shall entitle the holder thereof to any of the rights of a holder of Debt Securities, including the right to receive the payment of principal of, or interest on, the Debt Securities or to enforce any of the covenants of the Debt Securities or the Indenture except as otherwise provided in the Indenture.

         3.2 Lost, stolen, mutilated or destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of the Warrant Certificate, and of indemnity reasonably satisfactory to them, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         3.3 Holder of Warrant Certificate may enforce rights. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Debt Security or the holder of any other Warrant Certificate, may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any audit, action or proceeding against the Company to enforce or otherwise in respect of, his right to exercise his or her Warrant Certificate in the manner provided in his or her Warrant Certificate and in his or her Agreement.

         3.4 Call of Warrants by the Company. If so provided in the Warrant Agreement, the Company shall have the right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be established from time to time in or pursuant to resolutions of the Board of Directors of the Company or in the Warrant Agreement before the issuance of such Warrants. Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in writing by the Company or the Warrant Agent.


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
         3.5 Optional reduction of Warrant Price. Subject to the limits, if any, established from time to time by the Board of Directors of the Company or in the Warrant Agreement, the Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Warrant Price to such amount (the "Reduced Warrant Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Warrant Price Period"), as may be deemed appropriate by the Board of directors of the Company. Notice of any such Reduced Warrant Price and Reduced Warrant Price Period shall be given to registered holders of Warrants in writing by the Company or the Warrant Agent. After the termination of the Reduced Warrant Price Period, the Warrant Price shall be such Warrant Price that would have been in effect had there been no reduction in the Warrant Price pursuant to the provisions of this Section 3.5.

                                   ARTICLE 4
                 Exchange and Transfer of Warrant Certificates

         4.1 Exchange and transfer. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants and the transfer of Warrants may be registered in whole or in part; provided that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates surrendered for exchange or registration of transfer. The Warrant Agent shall keep, at its corporate trust office, books in which it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly completed and duly endorsed and duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or
(c) a member of a national securities exchange and accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall mutually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificate duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such exchange or registration of transfer.

         4.2 Treatment of holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that, until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         4.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise, registration of transfer or exchange shall, if surrendered to the Company, be delivered to the

Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time, or otherwise dispose of, canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE 5
                          Concerning the Warrant Agent

         5.1 Warrant Agent. The Company hereby appoints the Warrant Agent as the Warrant Agent of the Company in respect of the Warrant Certificates upon the terms and subject to the conditions herein set forth, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and by this Agreement, and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         5.2 Conditions of Warrant Agent's obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following (to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject):

         (a) Performance by the Company. The Company agrees that it will take any corporate action that may be reasonably necessary in order to fulfill its obligations under this Agreement and the Warrant Certificates, and that it will not take any action that would impair its ability to perform its obligations under this Agreement and the Warrant Certificates.

         (b) Compensation and indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as the Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises.

         (c) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as an agent of the Company, and the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

         (d) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (e) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (f) Certain transactions. The Warrant Agent and its officers, directors and employees may act as Trustee under the Indenture and may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent.

         (g) No liability for interest. Except as set forth in the Warrant Agreement, the Warrant Agent shall not be under any liability for interest on any moneys or other consideration at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

         (h) No liability for invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

         (i) No responsibility for representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except the Warrant Agent shall be responsible for any representations of the Warrant Agent herein and for its countersignature on the Warrant Certificates), all of which are made solely by the Company.

         (j) No implied obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth, but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

         (k) Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement

         5.3     Resignation and Appointment of Successor Warrant Agent.

         (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that at all times there shall be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal an the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State, in good standing, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation agreed to under Section 5.2(b) hereof for, and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with, the services rendered hereunder by the Warrant Agent.

         (c) If at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified in accordance with the terms of this Agreement, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the


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
successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.




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





                                   ARTICLE 6
                                 Miscellaneous

         6.1 Supplements and Amendments. This Agreement may be amended or supplemented from time to time by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided such action shall not adversely affect the interests of the holders of the Warrant Certificates.

         6.2 Notices and demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         6.3 Addresses. Any communication to the Warrant Agent with respect to this Agreement shall be addressed to the address set forth in the Warrant Agreement, and any such communication to the Company shall be addressed to the Company at the following address:

         AirTouch Communications, Inc.
         One California Street
         San Francisco, CA 94111
         Attention:  Senior Vice President, Legal, External Affairs and
         Secretary

or such other address as shall be specified in writing by the Warrant Agent or by the Company.

         6.4 Delivery of prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Debt Securities issued upon such exercise, a copy of the prospectus.

         6.5 Obtaining of governmental approvals. The Company will from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of the Debt Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         6.6 Persons having rights under Warrant Agreement. Nothing in this Agreement is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and their successors and of the holders of the Warrant Certificates.


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
         6.7 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         6.9 Inspection of agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

         6.10 Governing law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of such State.

         6.11 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         6.12 Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when the Warrants have been exercised.




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